UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 25, 2005 (October 24, 2005)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

4300 North Point Parkway

Alpharetta, Georgia 30022

 (Address of Principal Executive Office, including Zip Code)

(770) 300-0101

 (Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 25, 2005, MQ Associates, Inc. (“MQ Associates”) issued a press release announcing that MQ Associates and its wholly-owned subsidiary MedQuest, Inc. (“MedQuest”) have entered into an employment agreement dated as of October 24, 2005 (the “Employment Agreement”) with C. Christian Winkle, pursuant to which Mr. Winkle has been retained as Chief Executive Officer (“CEO”) of each of MQ Associates and MedQuest effective as of October 24, 2005.  Mr. Winkle, 42, will be paid an annual salary of $500,000 plus benefits and reimbursement of expenses, and will receive a target annual bonus of 80% of his salary if certain objectives are met.  Mr. Winkle is also entitled to receive a one-time bonus of $90,000, payable by January 15, 2006, provided Mr. Winkle is continually employed through December 31, 2005.  Mr. Winkle will receive options to purchase 6,500,000 shares of MQ Associates’ common stock at an exercise price equal to $0.65 per share, with vesting subject to certain time and performance thresholds. The duration of Mr. Winkle’s employment will be five years from the effective date, subject to automatic renewal for successive one year terms thereafter absent contrary notice by either party.  The employment agreement may be terminated at any time by MedQuest or Mr. Winkle upon written notice to the other party.  If Mr. Winkle’s employment is terminated without cause, or in the event he resigns after certain identified circumstances, he will continue to receive his respective monthly salary, and benefits, for twenty-four months following his termination, and will be entitled to a portion of his annual bonus calculated in accordance with the Employment Agreement.  In the event of a termination due to Mr. Winkle’s death or disability, he or his estate will receive his unpaid base salary through the termination date and a portion of his annual bonus earned through the termination date.

Effective as of October 24, 2005, MQ Associates and certain of its stockholders entered into a second amendment (the “Amendment”) to the Stockholders’ Agreement of MQ Associates, dated as of August 15, 2002, as previously amended.  The Amendment allows for the expansion of the Board of Directors (the “Board”) of MQ Associates by one member, bringing the total number of directors to six, and provides that the CEO shall be nominated for the new board seat.  Mr. Winkle is named therein as the initial CEO Director nominee.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 5.02.  Departure of Principal Officer; Election of Director; Appointment of Principal Officer.

On March 14, 2005, the Board appointed Donald C. Tomasso as interim Chairman and Chief Executive Officer of each of MQ Associates and MedQuest.  Mr. Tomasso served in the capacity of interim Chief Executive Officer until October 24, 2005, when he was replaced by C. Christian Winkle, as noted in Item 1.01 above.  Mr. Tomasso shall continue to serve as interim Chairman.

On October 24, 2005, the then-existing Board, acting pursuant to its authority under the bylaws of MQ Associates, further appointed Mr. Winkle as a director of MQ Associates, to fill the director’s seat newly-created by the Board pursuant to the Amendment.

Mr. Winkle, 42, has held several executive positions in the healthcare industry, with particular experience in the skilled nursing, rehabilitation, sub-acute care and post-acute care arenas.  Mr. Winkle served as President and CEO of Mariner Health Care, Inc. (“Mariner”), a long-term health care company with over 250 skilled nursing facilities in 23 states and annual revenue in excess of $1.6 billion, from 2000 through the successful merger of Mariner and National Senior Care, Inc. in December 2004.  From January 2005 through July 2005, Mr. Winkle served as President and CEO SavaSeniorCare, LLC, a newly formed company that leased certain of the former Mariner facilities.  Prior to Mariner, Mr. Winkle served in a number of senior operational and financial management roles at a variety of healthcare companies.  Pursuant to an amendment to MQ Associates’ stockholders’ agreement, Mr. Winkle will serve on the board of directors of MQ Associates as the CEO Director.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding MQ Associates’ future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on MQ Associates’ current expectations and are subject to a number of risks, uncertainties and assumptions.  MQ Associates can give no assurance that such forward-looking statements will prove to be correct.  Among the most important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the previously announced investigation by the U.S. Attorney’s Office, the previously announced inquiry by the Securities and Exchange Commission (the “SEC”) or any other future action taken by the SEC or the U.S. Attorney’s Office, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MQ Associates’ services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MQ Associates’ ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Annual Report on Form 10-K for the year ended December 31, 2004, as well as other periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: October 25, 2005

	By:	/s/ John G. Haggerty
		Name:	John G. Haggerty
		Title:	Interim Chief Financial Officer